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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) February 17, 2000


                               THE PMI GROUP, INC.
             (Exact name of registrant as specified in its charter)

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
       DELAWARE                          1-13664                          94-3199675
(State of Incorporation)         (Commission File Number)      (I.R.S. Employer Identification No.)
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             601 MONTGOMERY STREET, SAN FRANCISCO, CALIFORNIA         94111
                 (Address of principal executive offices)           (Zip Code)

Registrant's telephone number including area code:  (415) 788-7878


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         (Former name or former address, if changed since last report.)
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Item 4.  Changes in Registrant's Certifying Accountant

     At a meeting held on February 17, 2000, the Board of Directors of the Company approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ending December 31, 2000 to replace the firm of Deloitte & Touche LLP, who were dismissed as auditors of the Company effective February 17, 2000. The audit committee of the Board of Directors, subject to ratification of the Company's stockholders, approved the change in auditors on February 17, 2000.

The reports of Deloitte & Touche LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1998 and 1999, and in the subsequent interim period, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the matter in their report. There were no "reportable events' as that term is described in Item 304(a)(1)(v) of Regulation S-K. The Company has requested Deloitte & Touche LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated February 23, 2000 is filed as Exhibit 16.1 to this Form 8-K.
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Item 7.  Financial statements, Pro Forma Financial Information and Exhibits
           (c) Exhibits

               The following exhibits are filed with this report:

Exhibit No.    Description

16.1           Letter re Change in Certifying Accountant dated February 23, 2000

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              The PMI Group, Inc.
                              (Registrant)

February 23, 2000             By: /s/ John M. Lorenzen, Jr.
                                  John M. Lorenzen, Jr.
                                  Executive Vice President,
                                  Chief Financial Officer
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                                  EXHIBIT INDEX


Exhibit No.   Description

16.1          Letter re Change in Certifying Accountant dated February 23, 2000.